1 Investor Presentation May 2013

2 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature. This presentation contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10- K for the fiscal year ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other materials that were filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Definitions and reconciliations for all non-GAAP financial measures found in this presentation can be found in the Appendix or in Clearwire’s Form 8-K filed on April 25, 2013. Additional Information and Where to Find It In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement was mailed to Clearwire's stockholders on or about April 23, 2013. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com. Participants in the Solicitation Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the Company’s Form 10-K/A, which was filed with the SEC on April 26, 2013. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statement regarding the transaction, which was filed by Clearwire with the SEC.

3 I. Sprint Offer Provides a Compelling Value to Clearwire Minority Shareholders

4 Sprint Transaction Provides Significant Benefits to Clearwire Minority Shareholders  $2.97/share in cash  $2.2 billion equity purchase price  $10 billion total Clearwire enterprise value  Attractive spectrum value of $0.21 / MHz-POP  ~130% premium to Clearwire’s price on October 10 (Date preceding confirmation of Softbank / Sprint discussions and rumors of Clearwire involvement)  ~40% premium to Clearwire’s price on November 20 (Date preceding Sprint’s initial indication of interest)  Initial indication of interest $2.60  final proposal $2.97 (+14%)  Higher certainty of value for shareholders compared to other alternatives  Immediate liquidity to shareholders at transaction close

5 $3.37 $2.97 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Dec-11 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Clearwire Historical Stock Price Performance CLWR Historical Share Price – Prior to Sprint Transaction Announcement (12/13/11): Capital Raise - $734mm at $2.00 per share (1/27/12): $300mm offering of 14.75% Senior Secured Notes (10/11/12): SoftBank / Sprint / Clearwire rumor (10/15/12): SoftBank / Sprint deal announced (10/18/12): Sprint / Eagle River announcement (12/13/12): 13D filed by Sprint revealing it is in negotiations to purchase remaining stake of Clearwire (5/4/12): Announced $300mm Controlled Equity Offering (7/26/12): Announced $60mm in total proceeds under Controlled Equity Offering and election to cease further sales (7/24/12): Stock price drops below $1 (12/11/12): Sprint / Clearwire rumor $2.97 Sprint Offer Price

6 Centerview Partners Valuation Summary Methodology Implied Share Price Source: Schedule 13E-3, Exhibit (c)(7) filed with the SEC on February 1, 2013. Pre-Leak Historical Trading Ranges 52-Week Closing Low - 7/25/12 52-Week Closing High - 10/15/12 Analyst Price Targets Precedent Spectrum Acquisitions $0.176 - $0.255 / MHz-POP Precedent Cash Transactions ~32% Premium to 1-Day Pre-Sprint / Softbank ($1.30) ~32% Premium to 1-Day Prior to Preliminary Offer ($2.12) ~38% Premium to 12/10/12 Close ($2.40) Precedent Minority Squeeze-Outs ~30% Premium to 1-Day Pre-Sprint / Softbank ($1.30) ~30% Premium to 1-Day Prior to Preliminary Offer ($2.12) ~30% Premium to 12/10/12 Close ($2.40) DCF - Single-Customer Case 10.0% - 17.5% WACC 1.0% - 3.0% Perpetuity Growth Rate DCF - Multi-Customer Case 10.0% - 17.5% WACC 1.0% - 3.0% Perpetuity Growth Rate $3.45 $1.70 $1.70 $1.90 $2.00 $0.90 $0.75 $3.10 $3.30 $4.35 $4.00 $2.69 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $15.50 $0.00 $2.97 $2.80 $2.75

7 Evercore Partners Valuation Summary Source: Schedule 13E-3, Exhibit (c)(6) filed with the SEC on February 1, 2013. Methodology Implied Share Price Selected Range Implied Share Price Low High For Reference Purposes Only 52 Week Low / 52 Week High Share Price Analyst Share Price Targets Public Peer Group Analysis Public Peer Group Analysis ($/MHz-POPs) $0.09 $0.17 Selected Spectrum Precedent Transactions $/MHz-POP (12/31/12 Balance Sheet) $0.18 $0.26 $/MHz-POP (9/30/13 Balance Sheet) 0.18 0.26 Precedent Premia Paid Analysis Pre-SoftBank 25.0% 45.0% As of 11/20/12 25.0% 45.0% DCF Analysis SCC (12.5% - 17.5% Disc. Rate; 2.0% - 4.0% Perp. Grow th) MCC (12.5% - 17.5% Disc. Rate; 2.0% - 4.0% Perp. Grow th) $0.90 $0.83 ($0.82) $2.01 $1.53 $1.64 $2.38 $4.14 $2.69 $4.00 $1.69 $4.52 $4.04 $2.36 $2.95 ($0.49) $1.39 ($2) ($1) $0 $1 $2 $3 $4 $5 $6 $12$11 $11.30 ($0.01)($1.88) $2.97 (Sprint Offer Price) Includes net proceeds from potential spectrum sale (per DISH preliminary indicative proposal)

8 Sprint Transaction Implies an Attractive Value for Clearwire Spectrum Frequency 2.5 GHz 2.5 GHz 2.5 GHz 2.5 GHz 2.3 GHz 2 - 2.2 GHz 2 - 2.2 GHz 1.5 - 1.6 GHz Band EBS/BRS EBS/BRS EBS/BRS BRS WCS S S L Transaction Value $2,183 $9,897 $7,400 $300 $600 $1,382 $1,364 $1,849 Total MHz-POPs 11,367 47,000 28,989 1,700 2,846 6,600 6,000 7,500 Announcement Date NA 12/16/12 5/7/08 2/15/07 8/2/12 6/14/11 2/1/11 9/23/09 $0.19 $0.21 $0.26 $0.18 $0.21 $0.21 $0.23 $0.25 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 Indicative DISH/Clearwire Sprint/ Clearwire Sprint/ Clearwire Clearwire/ BellSouth AT&T/ NextWave DISH Network/ Terrestar DISH Network/ DBSD North America Harbinger (Lightsquared)/ SkyTerra $/ M Hz -P OP s $0.21 Implied Spectrum Value at $2.97 Offer Price (1) Note: DISH indicative proposal represents a net transaction value of $2,183 million, not including the NPV of spectrum lease obligations, which are subject to final determination of selected portfolio. Source: Schedule 13E-3, Exhibit (c)(6) filed with the SEC on February 1, 2013 Precedent Spectrum Transactions (1)

9 II. Company Background and Review of Clearwire Business Plan

10 Clearwire Background and History  Formed November 2008 through merger of Sprint’s mobile WiMAX business with Clearwire Legacy LLC (fka Clearwire Corporation), and concurrent investment by Comcast, Time Warner Cable, Intel, Google, and Bright House, together with Eagle River (a shareholder of Clearwire prior to the merger, along with Intel), collectively referred to as the Strategic Investor Group (“SIGs”)  Since 2010, no further investments have been made in Clearwire by any SIG except Sprint  Simultaneous with the merger, Clearwire and the SIGs entered into the Equityholders’ Agreement  Provides for corporate governance arrangements between the parties (including Company board nomination rights and certain consents and approvals), preemptive rights, standstill obligations and certain transfer restrictions subject to rights of first offer and tag-along rights  From 2009-2010, Clearwire constructed a WiMAX network in the U.S. covering approximately 130 million POPs and began selling services through retail and wholesale channels  Sprint, Comcast and Time Warner began selling services on Clearwire’s network as wholesale partners  In December 2011, Comcast and Time Warner announced they had partnered with Verizon to sell bundled services, and were planning to end their wholesale partnerships with Clearwire  In 2011, Intel and Eagle River sold portions of their Clearwire shares; in March and October of 2012, Google and Time Warner, respectively, sold all their Clearwire shares; and in December 2012, Eagle River sold all its remaining Clearwire shares to Sprint

11 Business Overview  Deployed and operates 4G wireless broadband network  WiMAX network completed in 2010 covers ~134 million POPs in 71 markets in the U.S.  Currently deploying TDD-LTE network with plans to complete 8,000 sites by the end of 2014 4G Network Wholesale Business Retail Business  Provide home and mobile wireless broadband services directly to consumers through simple, flexible plans  ~63% of total revenues in 2012  Partners sell wireless broadband services using Clearwire’s network  ~37% of total revenues in 2012  Sprint accounted for substantially all wholesale revenue in 2012

12 Business Plan Requires $2Bn - $4Bn in Additional Funding and Prospects of Securing Funding are Highly Uncertain  Clearwire management prepared two sets of financial projections, both of which were considered by the Special Committee in its evaluation and recommendation of the Merger  Single-Customer Case (SCC): Assumes Sprint remains Clearwire’s only major wholesale customer, and increases its wholesale purchases by over 500% to over $2 billion by 2020  Multi-Customer Case (MCC): Requires substantial non-Sprint network traffic beginning 2014 which implies an immediate agreement with another major wholesale customer  SCC and MCC have significant funding gaps beginning in 2013  SCC: $3.9 billion peak cash shortfall in 2017E  MCC: $2.1 billion peak cash shortfall in 2015E  Future revenue from Sprint in both SCC and MCC is not guaranteed  WiMAX revenue from Sprint expected to substantially decline, potentially at an accelerating rate as MVNO agreement moves to usage-based revenue calculation in 2014  Sprint intends to use Clearwire as secondary source of capacity after own LTE network, and its own Network Vision upgrades may reduce future dependence  Sprint has a history of managing usage to minimize roaming costs  Any reduction in future Sprint revenue from the plan would increase funding needs

13 Business Plan Requires $2Bn - $4Bn in Additional Funding and Prospects of Securing Funding are Highly Uncertain (cont’d)  Any delay in signing up a second large wholesale customer will increase the MCC funding gap  Timing is dependent on completion of network and development of device ecosystem  LTE network only targeted to have 5,000 sites completed by year end  9-18 month lead time from signing of a customer to commercial launch implies the MCC revenue is already delayed  Other potential customers are likely to use Clearwire as a secondary source of capacity after their own LTE networks, and may reduce future dependence with spectrum purchases and future improvements in technology and spectrum efficiency  Potential value to existing shareholders decreases in the MCC with reduced revenue and increased funding requirements  Clearwire has extensively pursued, but has been unsuccessful in attracting a second large wholesale customer  In addition, the projections assume Clearwire's existing debt is refinanced at maturity at existing rates  $3,747 million of debt matures between 2015 and 2017  $629 million of exchangeable notes have a put right in 2017  Cash shortfall is significant near-term ($1.7+ billion through 2014) and needs to be funded in order for Clearwire to continue operating

14 Business Plan Requires $2Bn - $4Bn in Additional Funding and Prospects of Securing Funding are Highly Uncertain (cont’d)  $1.7+ billion cash shortfall in 2014 reflects less certain revenues and high fixed costs  Total revenue in 2014 projected to be ~$1 billion during transition from WiMAX to LTE  Sprint WiMAX revenue lower in 2014 due to change over from a guaranteed revenue stream to usage-based revenue calculation, and discontinued focus on WiMAX  Sprint LTE revenue low in 2014 as LTE network build will not be completed until end of 2014  MCC revenue delayed due to not having signed another large wholesale partner in addition to Sprint to date, and therefore little, if any, additional wholesale LTE revenue likely in 2014  Run-rate costs of the business have been reduced significantly through efforts undertaken in 2011, including outsourcing network and call center management functions, transitioning to a more cash-efficient retail model, and reducing headcount  Remaining costs to support the network and maintain spectrum leases and debt obligations are relatively fixed  Annual network operating costs of ~$700 million  Annual cash obligations for maintaining spectrum leases of ~$180 million  Annual cash interest payments of ~$510 million  Capex for the LTE build is expected to be ~$600 million to add LTE to 8,000 sites  Initial 2,000 sites to be completed by June 2013 consist of lowest touch, lowest cost sites  Plan to complete 5,000 sites by the end of 2013 and 8,000 sites by the end of 2014

15 Business Plan Requires $2Bn - $4Bn in Additional Funding and Prospects of Securing Funding are Highly Uncertain (cont’d)  Clearwire is limited in its ability to obtain additional capital at reasonable terms and any new capital could potentially decrease value to existing shareholders:  Authorized share limitations restrict equity financing options  Any new equity financing would be dilutive for existing shareholders  Sprint has pre-emptive rights on certain equity issuances, further reducing authorized share availability  Restrictions on granting governance rights to new investors without Sprint’s consent  No capacity to raise additional secured debt under existing indentures  New debt financing may be difficult and expensive to obtain; increases cash outflow for interest and may create an untenable capital structure  Spectrum sale may not be adequate to fund the shortfall due to significant tax leakage and potential repayment of secured debt as required under debt covenants  Spectrum sale to a potential wholesale partner likely to diminish buyer’s interest in becoming a wholesale partner (carrier can deploy the spectrum on its own network)  Sale of spectrum to certain parties that may be acquired by Sprint in the future also increases risk of further reducing Sprint’s dependence on Clearwire

Clearwire

Current Industry Dynamics Not Supportive of Finding Another Wholesale Customer

Many carriers have recently consolidated spectrum positions and are focused on other strategic priorities at&t
Your world. Delivered.

- Consolidated spectrum position in the 700 MHz and WCS bands through recent transactions with Verizon and NextWave
- LTE rollout expected to be completed by end of 2014
- Focused on Project VIP to enhance network capabilities

verizon

- Has led other carriers in spectrum position
- Leveraging 700 MHz and AWS spectrum for LTE, including purchase of AWS spectrum from cable companies in 2012
- Nationwide LTE network rollout completed; focused on enhancing LTE capacity
- Made unsolicited, nonbinding offer to acquire leased spectrum licenses from Clearwire, but indicated would not be in the market to lease capacity if unsuccessful in acquiring our spectrum

T-Mobile

- Focused on MetroPCS merger
- MetroPCS merger will address near- to medium- term spectrum issues dish

- Needs to satisfy FCC network coverage milestone requirements
- Substantial financial capacity; recent $2.3Bn debt issuance increases cash to ~$10Bn
- Made unsolicited offer to acquire Sprint on 4/15/13
- Focused on acquiring spectrum from Clearwire over any wholesale arrangement

16

17 III. Board and Special Committee Process

18 Sprint Transaction Represents Culmination of Rigorous Multi-Year Strategic Review  Board and management have performed comprehensive review of alternatives to maximize shareholder value over past two years  Formed Strategic Committee of the Board in September 2010  Engaged Kirkland & Ellis LLP as legal advisor and Evercore Partners as financial advisor  Strategic alternatives evaluated / pursued include:  Additional Wholesale Partners  Spectrum Sale  Financing  Strategic Transactions  Financial Restructuring  Sprint indicated interest in acquiring Clearwire or increasing its stake in October 2012

19 Special Committee Formed to Pursue Best Interests of Unaffiliated Class A Shareholders  Special Committee formed in November 2012 upon first indication of Sprint interest in current transaction  Comprised of 3 Directors independent from Sprint  Board of Directors delegated to Special Committee power to explore, review, reject, evaluate and negotiate strategic alternatives  Special committee hired its own legal and financial advisors  Legal advisors: Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A.  Financial advisor: Centerview Partners  Conducted a careful and rigorous process  Met 10 times between formation and transaction announcement  Evaluated range of strategic alternatives, including sale to Sprint, sale of spectrum to Dish and a financial restructuring  Directed negotiations with Sprint and Dish  Conducted extensive pre-signing market check of potential spectrum acquirers without receiving any offers

20 Special Committee Process Generated Material Improvements in Sprint Proposal for the Benefit of Unaffiliated Class A Shareholders • • • • • • • • • • • •

21 Sprint Transaction Unanimously Recommended by Special Committee and Board of Directors  Special Committee made unanimous recommendations to Board that the offer is fair to and in the best interest of unaffiliated Class A shareholders  Received a fairness opinion from its financial advisor  Along with receiving Special Committee recommendation, the Board conducted its own review with its financial and legal advisors  Received a fairness opinion from its financial advisor  Unanimously determined that the Sprint transaction is fair to and in the best interest of unaffiliated Class A shareholders  In addition, Sprint has received commitments from Comcast, Intel and Bright House to vote shares in support of transaction  Collectively own ~13% of voting shares, or ~26% of non-Sprint voting shares

22 Dish Offer for Clearwire  Preliminary, non-binding indication of interest, subject to numerous material uncertainties and conditions  $2.2 billion for ~11.4 billion MHz-POPs  Portfolio comprised of ~40 MHz of primarily owned spectrum  Dish would tender for Clearwire shares at $3.30, subject to receipt of certain governance rights, among other conditions  Special Committee will continue to evaluate the proposal and engage in discussions with Dish and Sprint  Special Committee will pursue course of action it believes is in the best interest of unaffiliated Class A shareholders

23 Dish Offer for Sprint  On April 15, Dish made an unsolicited offer to acquire Sprint  During their conference call discussing the offer, Dish re-affirmed offer for Clearwire  Under the merger agreement, Sprint would remain obligated to acquire Clearwire if it entered into an agreement with respect to an unsolicited superior offer from a third party  If Sprint chooses to enter into a superior alternate transaction:  Merger agreement remains in effect, and would be conditioned on the closing of the superior alternate transaction  The Outside Date is automatically extended to the end date under the superior alternate transaction, but not beyond December 31, 2013 without Clearwire’s consent  The SIGs have the right to terminate the Voting & Support Agreement and the Right of First Offer Agreement

24 Verizon Offer  On April 8, Clearwire received an unsolicited non-binding offer from Verizon to acquire leased spectrum licenses  Generally located in large markets that cover approximately 5 billion MHz-POPs  Gross price of approximately $1.0 to $1.5 billion, less the present value of the underlying spectrum lease obligations, which could be substantial  Under the terms of the Merger Agreement, Clearwire is prohibited from selling spectrum leases without the consent of Sprint  The Special Committee will evaluate the proposal and engage in discussions with Verizon and Sprint

25 Financing Offers  On April 3 and 9, Clearwire received unsolicited non-binding offers from Crest and Aurelius Capital to provide $240 million and $80 million, respectively, in financing through exchangeable notes which would be exchangeable at $2.00 per share  Under the terms of the Merger Agreement, Clearwire is prohibited from entering into financing transactions without the consent of Sprint  Clearwire requested Sprint’s consent on both facilities, and Sprint responded indicating it was not prepared to provide its consent at that time

26 IV. Board and Special Committee Rigorously Explored Other Alternatives

27 Clearwire Rigorously Explored Possible Strategic Alternatives to Maximize Shareholder Value  Clearwire Board and management have performed a comprehensive review of strategic alternatives to maximize shareholder value over the past two years  Special Committee also independently evaluated all these alternatives with its advisors • • • • • •

28 Unsuccessful at Attracting Second Major Wholesale Customer  Ability to attract additional major customers is the primary factor in the long-term viability of our business  Since formation, Sprint has been the largest wholesale customer, accounting for substantially all wholesale revenue  Without a second major wholesale customer, business plan exceedingly risky due to customer concentration and significant funding gap ($3.9 billion needed under SCC)  Despite significant efforts since 2010, Clearwire has been unsuccessful at attracting a second major wholesale customer  Success remains unlikely given industry dynamics  Discussions with more than 100 potential partners, including all the major carriers  Potential partners expressed a strong preference for spectrum acquisition over a wholesale partnership due to greater control

29 Spectrum Sale Does Not Address – And May Exacerbate – Long-Term Challenges  Hired an investment bank to conduct an auction in 2010 – contacted 37 potential buyers  Resulted in a handful of bids with spectrum values well below those speculated by some shareholders, analysts and reporters  Not successful in reaching agreement before we elected to pursue other available financing options  Since then, engaged in series of conversations with a number of parties, but were not able to come to agreement with any  In December 2012, before the Sprint transaction, Clearwire conducted a market check with parties with which it had prior discussions – did not generate any additional interest  Outstanding offers from Dish and Verizon for premium portions of Clearwire’s spectrum portfolio  Dish offer for portfolio comprised of primarily owned spectrum  Verizon offer for leased spectrum primarily in large metro markets

30 Spectrum Sale Does Not Address – And May Exacerbate – Long-Term Challenges (cont’d)  Even a sale of a meaningful block of spectrum would leave Clearwire exposed to significant risks and challenges  Does not address the fundamental issue: inability to attract second major wholesale customer  Significant tax leakage and potential debt pay down, which may be required under Clearwire’s debt covenants, may substantially limit net proceeds  If sold to a potential wholesale customer, likely to reduce potential future demand for Clearwire’s wholesale network  Risk of spectrum being “flipped” to Sprint by purchaser thus reducing Sprint’s dependence on Clearwire network and impacting Clearwire future revenues  Unlikely to have buyer interest for all 47 billion MHz-POPs of Clearwire’s spectrum above $0.21/MHz-POP value implied by Sprint proposal

31 Additional Financing Limited And Increases Challenges  Debt financing, if available, would increase leverage and may have onerous terms (e.g. rate, covenants, etc.)  Currently no additional secured debt capacity under existing indentures  Uncertainty over market reaction if transaction is rejected by shareholders; if bonds trade down to distressed levels, refinancing/new financing may be difficult  Resulting capital structure may be untenable  Currently, Clearwire has an annual cash interest burden of ~$510 million  Interest burden from additional debt financing will further increase cash outflow  Less than 200 million authorized shares available after taking into effect the $80 million Sprint financing draws taken in March, April and May  Increase to authorized shares would require a majority shareholder vote  Equity capital raised to address substantial funding gap, if available, would likely be very expensive and dilutive to existing shareholders  New unsolicited financing offers from Crest and Aurelius not actionable at this time  Requires consent of Sprint under the merger agreement; Sprint has declined to provide consent at this time  Financing offers may improve near-term liquidity, but would not provide substantially greater runway to address business model challenges and substantial overall funding needs

32 Lack of Other Available Strategic Transactions  Held extensive discussions with potential strategic partners and investors  Strategic discussions included commercial agreements, joint network builds, network hosting arrangements, equity and debt investments, and combinations thereof  Unable to secure new partnerships primarily due to existing governance agreements  Would not be able to sell the whole company – Sprint has stated that they are not sellers

33 Outcome of a Financial Restructuring is Highly Uncertain for Clearwire Shareholders  Spent significant time with advisors to understand implications / risks of restructuring  Engaged Blackstone Advisory Partners and Kirkland & Ellis LLP to explore possibility of a financial restructuring in Fall 2011  Believe financial restructuring is possible should Sprint transaction not close  Board is actively considering whether or not to make the June 1 interest payment  Significant uncertainty for shareholders in a bankruptcy filing  Process could take 24 months or longer to auction the company or sell entire spectrum portfolio – shareholders unlikely to receive any value prior to completion

34 Outcome of a Financial Restructuring is Highly Uncertain for Clearwire Shareholders (cont’d)  Value shareholders could receive in a restructuring subject to many uncertainties including:  Existence of buyers in an auction for the entire company or ability to sell entire spectrum portfolio without flooding the market at non-distressed prices  Potential taxes on spectrum sales could materially reduce value to shareholders  Sprint may have substantial damages claims, which could reduce value to shareholders  Creditors’ interests may conflict with and not maximize value for shareholders  Ability to maintain liquidity during the process including continuing Sprint and retail revenues, and lowering costs and future commitments and obligations  If DIP financing is needed to maintain liquidity, would reduce value to other stakeholders  Outcome unlikely to yield value to shareholders exceeding $2.97 per share

35 V. Implications of Shareholders Rejecting Sprint Offer

36 Implications if Shareholders Vote to Reject the Sprint Transaction  If the transaction is not completed, Clearwire expects to run out of liquidity in Q1 2014  Sprint interim financing will not be available post-rejection of transaction by shareholders, vote assumed to be in May  Without alternative sources of capital, would have to curtail or suspend LTE network build to conserve cash  Existing Clearwire bond yields will likely increase, which will make it difficult and expensive for Clearwire to access the capital markets  Additional equity financing will be limited if shareholders fail to approve the increase in authorized shares  If the shareholders reject the transaction, without alternative sources of additional capital, there would be substantial doubt about Clearwire’s ability to continue as a going concern for the next 12 months  Increases difficulty in raising new financing  Could limit available vendor financing for any future LTE network build  Creates operational challenges for the business

37 Implications if Shareholders Vote to Reject the Sprint Transaction (cont’d)  In the absence of other alternatives, Management and the Board may have to take immediate actions to preserve liquidity given cash flow trajectory and anticipated inability to source external capital  Such actions may include choosing to not make the scheduled June 2013 interest payment ($255 million)  Could result in a default under the existing debt agreements  Clearwire would continue to explore all available alternatives; however, a financial restructuring may be the only available alternative

38 Implications if Shareholders Vote to Reject the Sprint Transaction (cont’d)  If shareholders reject the deal, Sprint may exercise its exchange privilege on the Sprint financing notes, and may acquire the SIG shares at the time it closes the Softbank or alternate transaction  Sprint pro forma ownership would reach 67% after taking into effect the exchange of $240 million of Sprint financing notes and purchase of SIG shares  Standstill provision under the Equityholders’ Agreement expires November 28, 2013, after which Sprint may acquire additional shares without restriction or approval from other SIGs  Sprint, through its ownership position, Board representation and rights under the Equityholders’ Agreement, will still have significant influence over Clearwire in matters including:  Selling the Company  Authorizing additional shares  Selling spectrum  Board majority decisions  In addition, Sprint will continue to be the most significant wholesale partner and source of revenue for the near-term

39 VI. Addressing Investor Misperceptions

40 Addressing Investor Misperceptions 1. MCC Case is Achievable  Significant uncertainty in ability and timing of signing an additional large wholesale customer after years of pursuing strategy and due to current industry dynamics  Uncertainty in achieving volume of revenue per customer in plan  $2Bn+ funding need with significant challenges in ability to raise capital at acceptable terms 2. Implied Spectrum Valuation is Below Market  Unlikely to have buyer interest for all 47 billion MHz-POPs of Clearwire’s spectrum above $0.21/MHz-POP value implied by Sprint proposal  2.5 GHz spectrum is not comparable to other bands such as AWS due to characteristics of the spectrum and ecosystem 3. Terms of Sprint Notes are Unfavorable  The Sprint notes were entered into as part of the merger in order to provide sufficient liquidity during the pendency of the merger  The $1.50 exchange rate represents a premium to the unaffected share price prior to the Softbank / Sprint / Clearwire rumors – CLWR closed at $1.30 on October 10 4. Bankruptcy would Result in Higher Value for Shareholders  Significant uncertainty for shareholders in a bankruptcy filing  Process could take 24 months or longer before shareholders realize any value  Outcome unlikely to yield value to shareholders exceeding $2.97 per share 5. Clearwire should Breach the Merger Agreement Now to Pursue Path to Independence Offered by Recent Proposals  The Special Committee is evaluating the proposals and engaging with Dish and Verizon, as well as reviewing multiple unsolicited alternate financing proposals  There are significant risks and challenges to the proposed alternatives, and if they cannot be mitigated, it is unlikely they will provide greater shareholder value than the Sprint offer

41 Misperception #1: MCC is Achievable  MCC is only viable with another major wholesale customer in addition to Sprint  Clearwire has extensively pursued, but has been unsuccessful in attracting a second large wholesale customer  Current industry dynamics reduce prospect of any major carrier signing up as a wholesale customer  ~$2 billion of additional funding needed for MCC  Clearwire has not been able to find sufficient sources of debt and/or equity(1)  Net proceeds from sale of spectrum may not be adequate to fund shortfall and would not address the need for another large wholesale partner  Given the delay in finding a wholesale partner, funding gap will increase and trend towards $4 billion needed in the SCC  Even if Clearwire is able to raise equity financing:  Limited authorized shares available (< 200 million); > 50% shareholder vote is required for additional shares which implies Sprint consent is required  Any new equity investment will likely lead to significant dilution for existing shareholders (1) Currently have financing offers from Crest and Aurelius, but cannot act upon either because Sprint has declined to provide consent at this time.

42 Misperception #2: Implied Spectrum Valuation is Below Market  Sale process in 2010 (contacted 37 parties) did not result in agreement with any parties  Resulted in a handful of bids with spectrum values well below those recently speculated by some shareholders, analysts and reporters  Not successful in reaching agreement before we elected to pursue other available financing options  Since then, engaged in series of conversations with a number of parties including a market check conducted in December 2012  Only outstanding offers from Dish and Verizon for premium portions of Clearwire’s spectrum portfolio  Dish offer for portfolio comprised of primarily owned spectrum  Verizon offer for leased spectrum primarily in large metro markets  Unlikely to have buyer interest for all 47 billion MHz-POPs of Clearwire’s spectrum above $0.21/MHz-POP value implied by Sprint proposal  AWS and 2.5 GHz spectrum are not comparable  AWS spectrum has lower frequencies which allow for better propagation characteristics and more effective penetration of buildings  Many carriers already own and utilize AWS spectrum for their LTE networks  AWS has a more established and developed ecosystem  2.5 GHz has different licensing system than AWS; 60% of 2.5 GHz spectrum is leased

43 Misperception #3: Terms of Sprint Notes are Unfavorable  The Note Purchase Agreement with Sprint was entered into as a part of the merger transaction in order to provide sufficient liquidity to Clearwire to continue operations and build out its network during the pendency of the merger  The terms of the Notes were negotiated by the Special Committee with the advice of numerous nationally recognized financial and legal advisors  Multiple components contribute to the value of the exchangeable note, including the coupon, the exchange price, and when the notes may be exchanged, which must all be considered together  The 1% coupon is far below the coupon of any of our existing debt, including our 8.25% exchangeable notes  The $1.50 exchange rate represents a premium to the unaffected share price prior to the Softbank / Sprint / Clearwire rumors – CLWR closed at $1.30 on October 10  The notes have non-standard restrictions on when they may be converted by the holder – they may not be converted unless the merger has been terminated (in which case there may not be an alternate transaction supporting the share price) or consummated (in which case Sprint already owns 100% of the equity)  Clearwire has the ability to force conversion if Sprint does not close its transaction with Softbank or alternate merger

44 Misperception #4: Bankruptcy Would Result in Higher Value for Shareholders  Significant uncertainty for shareholders in a bankruptcy filing  Process could take 24 months or longer to auction the company or sell entire spectrum portfolio – shareholders unlikely to receive any value prior to completion  Value shareholders could receive in a restructuring subject to many uncertainties including  Existence of buyers in an auction for the entire company or ability to sell entire spectrum portfolio without flooding the market at non-distressed prices  Potential taxes on spectrum sales could materially reduce value to shareholders  Sprint may have substantial damages claims, which could reduce value to shareholders  Creditors’ interests may conflict with and not maximize value for shareholders  Ability to maintain liquidity during the process including continuing Sprint and retail revenues, and lowering costs and future commitments and obligations  If DIP financing is needed to maintain liquidity, would reduce value to other stakeholders  Outcome unlikely to yield value to shareholders exceeding $2.97 per share

45 Misperception #5: Clearwire Should Breach the Merger Agreement Now to Pursue Path to Independence Offered by Recent Proposals  The Special Committee is evaluating the proposals and engaging with Dish and Verizon, as well as reviewing multiple unsolicited alternate financing proposals  These offers are still preliminary and non-binding  To breach the Sprint agreement now prior to having secured actionable alternatives would be premature and not in the best interest of shareholders  There are significant risks and challenges to the proposed alternatives, and if they cannot be mitigated, it is unlikely they will provide greater shareholder value than the Sprint offer:  Spectrum sale proceeds have restricted uses, and may only provide limited liquidity to fund ongoing operations  Spectrum sale does not address the fundamental need for significant additional revenues  Additional financing may be challenging, expensive and dilutive to shareholders, if available at all  Clearwire’s challenged liquidity situation will put it in a worse position to negotiate any other strategic transaction, and financial restructuring may be the only available alternative

46 Misperception #5: Clearwire Should Breach the Merger Agreement Now to Pursue Path to Independence Offered by Recent Proposals (cont’d)  Spectrum sale proceeds have restricted uses, and may only provide limited liquidity to fund ongoing operations  A spectrum transaction could take 6-12 months or longer to close, including time for negotiation, diligence, definitive agreements and regulatory approval during which additional financing will be required to fund ongoing operations  Use of proceeds from the spectrum sale, after netting out the present value of leases and taxes and distributions, are restricted by existing indentures to primarily purchase replacement assets or repay debt; only a small portion may be used to fund cash burn from operations, providing little additional liquidity runway  The Equityholders’ Agreement limits the amount of spectrum that may be sold without approvals from Sprint (and other SIGs if applicable)  Spectrum sale does not address the fundamental need for significant additional revenues  After a spectrum sale closes, Clearwire will still be dependent on Sprint as the largest wholesale customer and shareholder; in addition, Sprint has rights under the Equityholders’ Agreement  Clearwire may continue to pursue the MCC, however, the spectrum sale doesn’t address the lack of another large wholesale customer  Clearwire would still require a substantial amount of funding and rely on Sprint for revenue while continuing to pursue additional partners until the business became cash flow positive, which may not be for many years if we are unable to secure additional wholesale customers in a reasonable timeframe

47 Misperception #5: Clearwire Should Breach the Merger Agreement Now to Pursue Path to Independence Offered by Recent Proposals (cont’d)  Additional financing may be challenging, expensive and dilutive to shareholders, if available at all  The financing offers from Crest and Aurelius may provide sufficient liquidity to the end of 2013, but liquidity would run out after that and there would be great uncertainty in ability to raise additional financing on acceptable terms, if at all  Equity and equity-linked financings are limited by the number of available authorized shares, which would require Sprint’s approval to increase  Even if additional shares are authorized, equity issuances over the past two years have been highly dilutive – were only able to raise ~$60 million in equity offering from May-June 2012 at an average price of $1.21 per share; prior 2011 equity follow-on offering was at $2 per share (aided by Sprint’s participation)  Additional uncertainty about market reactions to a failed deal – debt may trade to distressed levels making any financing extremely expensive  Reduced collateral base following a proposed spectrum sale may make raising debt more challenging  Clearwire’s challenged liquidity situation will put it in a worse position to negotiate any other strategic transaction, and financial restructuring may be the only available alternative  Restructuring process takes time and carries significant uncertainty for shareholders  The less liquidity that is available at the time of filing, the greater the likelihood of needing DIP financing, which would reduce value to all stakeholders  Outcome unlikely to yield value to shareholders exceeding $2.97 per share

48 VII. Conclusion

49 Sprint Merger Provides Fair Attractive Value with Certainty  $2.97/share in cash  $2.2 billion equity purchase price  $10 billion total Clearwire enterprise value  Attractive spectrum value of $0.21 / MHz-POP  ~130% premium to Clearwire’s price on October 10 (Date preceding confirmation of Softbank / Sprint discussions and rumors of Clearwire involvement)  ~40% premium to Clearwire’s price on November 20 (Date preceding Sprint’s initial indication of interest)  Initial indication of interest $2.60  final proposal $2.97 (+14%)  Higher certainty of value for shareholders compared to other alternatives  Immediate liquidity to shareholders at transaction close

50 Appendix

51 Transaction Value Calculation Merger Consideration ($ / share) $2.97 Fully Diluted Shares Outstanding (mm)(1) 1,495 Aggregate Equity Value $4,440 Plus: Debt(2) 4,486 Plus: NPV of Spectrum Leases 1,800 Less: Cash and Short-Term Investments(2) (828) Aggregate Enterprise Value (A) $9,897 Clearwire MHz – POPs (B) 47,000 Implied $ per MHz-POP (A/B) $0.211 Note:$ in millions, except per share amounts. (1) Includes Class A shares, Class B shares and shares associated with RSUs, options and warrants as of transaction announcement on December 17, 2012. (2) Reflects estimated YE 2012 amounts per management plan as of transaction announcement on December 17, 2012.